Exhibit 99.1

Contacts:
Brad Berning
Investor Relations
ir@zillowgroup.com

Emily Heffter
Public Relations
press@zillow.com

Zillow Group Reports Second Quarter 2020 Financial Results

SEATTLE – August 6, 2020 – Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which is transforming the way people buy, sell, rent and finance homes, today announced its consolidated financial results for the three months ended June 30, 2020. The company’s consolidated quarterly revenue grew 28% year over year to $768 million, driven primarily by a continued increase in Zillow Offers resale volume.

Complete financial results and outlook for the third quarter of 2020 can be found in our shareholder letter on the investor relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.

“Zillow’s second quarter results are even better than we had hoped, and firm up our belief that powerful tailwinds in both real estate and technology are rapidly converging, with Zillow at the nexus,” said Zillow Group co-founder and CEO Rich Barton. “I believe we are at the dawn of a Great Reshuffling, as COVID and work-from-home policies are inspiring people to rethink their homes and consider moving. In addition, real estate, like other industries, is experiencing an acceleration in technology adoption, as people move their shopping habits from offline to online. We’re lucky to be in a position to serve our customers no matter how they want to move, whether through a seamless Zillow Offers transaction or in partnership with our best-in-class Premier Agents.

“Even more important than the business results is the way our team has responded over the past several months, as we all grapple with fear, loss, protest, and anger through a health crisis and social reckoning. We’ve managed through all of this with a strong commitment that we can and will do more to support our communities and address systemic barriers in real estate.”

Second quarter 2020 highlights include:
•Total consolidated revenue grew 28% year over year to $768 million.
•Segment income (loss) before income taxes was $19 million, $(80) million and $(0.2) million for the IMT, Homes, and Mortgages segments, respectively, and consolidated GAAP net loss was $(84) million.
•Adjusted EBITDA beat company expectations on a consolidated basis and for all three segments.
•Premier Agent year-over-year revenue decreased 17% to $192 million, primarily due to the impact of COVID-19-related discounts offered to our Premier Agent partners.

•The Homes segment delivered $454 million in revenue. Our resale strategies combined with the resilient housing market delivered higher Homes segment revenue, better segment Adjusted EBITDA and lower ending inventory than expected.
•Zillow Offers entered Q2 with home acquisitions temporarily paused due to market uncertainty. During the quarter, the company sold 1,437 homes and purchased 86 homes through Zillow Offers, ending Q2 with 440 homes in inventory. Zillow Offers is now actively purchasing homes in all 24 markets where it previously operated.
•Traffic to Zillow Group’s mobile apps and websites reached a record 218 million average monthly unique users, an increase of 12% year over year, driving 2.5 billion visits during the quarter.
•The company exited the quarter with the highest cash balance in its history, growing cash and investments to $3.5 billion from $2.6 billion at the end of Q1 2020. We further strengthened our balance sheet in Q2 by completing nearly $1 billion in capital transactions with a combination convertible debt and equity offering.

Second Quarter 2020 Financial Highlights
The following table sets forth Zillow Group’s financial highlights for the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		2019 to 2020 % Change	Six Months Ended June 30,		2019 to 2020 % Change
	2020	2019		2020	2019
Revenue:
Homes segment:
Zillow Offers	$453,816	$248,924	82%	$1,222,928	$377,396	224%
Other (1)	436	—	N/A	1,197	—	N/A
Total Homes segment revenue	454,252	248,924	82%	1,224,125	377,396	224%
IMT segment:
Premier Agent	191,962	231,961	(17)%	434,068	449,696	(3)%
Other (2)	88,377	91,708	(4)%	176,937	172,245	3%
Total IMT segment revenue	280,339	323,669	(13)%	611,005	621,941	(2)%
Mortgages segment	33,761	26,985	25%	59,043	54,345	9%
Total revenue	$768,352	$599,578	28%	$1,894,173	$1,053,682	80%
Other Financial Data:
Segment income (loss) before income taxes:
Homes segment	$(80,058)	$(71,122)		$(178,016)	$(116,327)
IMT segment	19,166	13,238		(22,341)	1,786
Mortgages segment	(240)	(10,438)		(13,385)	(20,054)
Total segment loss before income taxes	$(61,132)	$(68,322)		$(213,742)	$(134,595)
Net loss	$(84,448)	$(71,977)		$(247,721)	$(139,502)
Adjusted EBITDA (3):
Homes segment	$(60,908)	$(56,452)		$(135,903)	$(90,976)
IMT segment	71,862	64,055		157,579	125,102
Mortgages segment	4,885	(5,306)		(718)	(7,907)
Total Adjusted EBITDA	$15,839	$2,297		$20,958	$26,219
Percentage of Revenue:
Segment income (loss) before income taxes:
Homes segment	(18)%	(29)%		(15)%	(31)%
IMT segment	7	4		(4)	—
Mortgages segment	(1)	(39)		(23)	(37)
Total segment loss before income taxes	(8)%	(11)%		(11)%	(13)%
Net loss	(11)%	(12)%		(13)%	(13)%
Adjusted EBITDA:
Homes segment	(13)%	(23)%		(11)%	(24)%
IMT segment	26	20		26	20
Mortgages segment	14	(20)		(1)	(15)
Total Adjusted EBITDA	2%	—%		1%	2%
(1) Other Homes segment revenue includes revenue generated through Zillow Closing Services.
(2) Other IMT segment revenue includes revenue generated by rentals, new construction and display, as well as revenue from the sale of various other marketing and business products and services to real estate professionals.
(3) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented.

Conference Call and Webcast Information
Zillow Group CEO & co-founder Rich Barton and CFO Allen Parker will host a live conference call to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A Shareholder Letter and link to both the live webcast and recorded replay of the call may be accessed on the Quarterly Results section of Zillow Group’s investor relations website. To dial into the live call, please register in advance at: http://www.directeventreg.com/registration/event/4760225 using conference ID 4760225. After registering, instructions on how to join the live call will be emailed to you. At the time of the call, participants will dial in using the instructions provided in the confirmation email. This new process is designed to reduce potential delays due to operator congestion when accessing the live call.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business and the current and future health and stability of the residential housing market and economy and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of August 6, 2020, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, the impact of the novel coronavirus (“COVID-19”) pandemic and any associated economic downturn on Zillow Group’s future financial position, operations and financial performance; the magnitude, duration and severity of the COVID-19 pandemic; the current and future health and stability of the economy and residential housing market, including any extended slowdown in the real estate markets as a result of COVID-19; Zillow Group’s ability to execute on strategy; Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s investment of resources to pursue strategies that may not prove effective; Zillow Group’s ability to compete successfully against existing or future competitors; the impact of pending or future legal proceedings, including those described in Zillow Group’s filings with the Securities and Exchange Commission, or SEC; Zillow Group’s ability to successfully integrate and realize the benefits of its past or future strategic acquisitions or investments; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; Zillow Group’s ability to obtain or maintain licenses and permits to support our current and future businesses; actual or anticipated changes to our products and services; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Zillow Group’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed with the SEC and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA in total and for each segment, each a non-GAAP financial measure. We have provided a reconciliation within this earnings release of Adjusted EBITDA in total to net loss and Adjusted EBITDA by segment to income (loss) before income taxes for each segment, the most directly comparable GAAP financial measures.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA in total and for each segment has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
▪Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
▪Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

▪Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
▪Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
▪Adjusted EBITDA does not reflect impairment costs;
▪Adjusted EBITDA does not reflect the gain on the partial extinguishment of the 2021 Notes;
▪Adjusted EBITDA does not reflect interest expense or other income;
▪Adjusted EBITDA does not reflect income taxes; and
▪Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA in total and for each segment alongside other financial performance measures, including various cash flow metrics, net loss, and income (loss) before income taxes for each segment and our other GAAP results.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), the largest portfolio of real estate brands on mobile and the web that attracted 218 million average monthly unique users during the second quarter of 2020, is building a trusted, on-demand real estate experience. Whether selling, buying, renting or financing, customers can turn to the Zillow family of businesses to find and get into their next home with speed, certainty and ease.
In addition to Zillow’s for-sale and rental listings, Zillow Offers™ buys and sells homes directly in dozens of markets across the country, allowing sellers control over their timeline. Zillow Closing Services offers customers title and escrow services to support a more seamless transaction experience. Zillow Home Loans, our affiliate lender, provides our customers with an easy option to get pre-approved and secure financing for their next home purchase.
Other consumer brands include Trulia®, StreetEasy®, HotPads®, Naked Apartments® and Out East®. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions which include Mortech®, dotloop®, Bridge Interactive® and New Home Feed®. The company is headquartered in Seattle, Washington.
Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.
The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.
Zillow, Premier Agent, Mortech, Bridge Interactive, StreetEasy, HotPads, Out East and New Home Feed are registered trademarks of Zillow, Inc. Zillow Offers is a trademark of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC. Zillow Home Loans, LLC is an Equal Housing Lender; NMLS #10287.
(ZFIN)

Adjusted EBITDA
The following tables set forth a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) before income taxes for each segment, for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30, 2020
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(84,448)
Income tax expense	N/A	N/A	N/A	N/A	679
Income (loss) before income taxes	$(80,058)	$19,166	$(240)	$(22,637)	$(83,769)
Other income	—	(5,300)	(385)	(4,430)	(10,115)
Depreciation and amortization expense	2,597	22,038	1,538	—	26,173
Share-based compensation expense	12,728	35,958	3,665	—	52,351
Gain on partial extinguishment of 2021 Notes	—	—	—	(6,391)	(6,391)
Interest expense	3,825	—	307	33,458	37,590
Adjusted EBITDA	$(60,908)	$71,862	$4,885	$—	$15,839

	Three Months Ended June 30, 2019
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(71,977)
Income tax benefit	N/A	N/A	N/A	N/A	—
Income (loss) before income taxes	$(71,122)	$13,238	$(10,438)	$(3,655)	$(71,977)
Other income	—	—	(402)	(9,056)	(9,458)
Depreciation and amortization expense	1,732	18,308	1,163	—	21,203
Share-based compensation expense	7,039	32,509	4,084	—	43,632
Interest expense	5,899	—	287	12,711	18,897
Adjusted EBITDA	$(56,452)	$64,055	$(5,306)	$—	$2,297

	Six Months Ended June 30, 2020
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Loss Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(247,721)
Income tax benefit	N/A	N/A	N/A	N/A	(8,549)
Loss before income taxes	$(178,016)	$(22,341)	$(13,385)	$(42,528)	$(256,270)
Other income	—	(5,300)	(587)	(13,821)	(19,708)
Depreciation and amortization expense	6,172	45,815	3,212	—	55,199
Share-based compensation expense	24,032	65,505	6,609	—	96,146
Gain on partial extinguishment of 2021 Notes	—	—	—	(6,391)	(6,391)
Impairment costs	—	73,900	2,900	—	76,800
Interest expense	11,909	—	533	62,740	75,182
Adjusted EBITDA	$(135,903)	$157,579	$(718)	$—	$20,958

	Six Months Ended June 30, 2019
	Homes	IMT	Mortgages	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(139,502)
Income tax benefit	N/A	N/A	N/A	N/A	(2,500)
Income (loss) before income taxes	$(116,327)	$1,786	$(20,054)	$(7,407)	$(142,002)
Other income	—	—	(715)	(17,911)	(18,626)
Depreciation and amortization expense	3,053	35,902	2,773	—	41,728
Share-based compensation expense	12,641	87,414	9,701	—	109,756
Interest expense	9,657	—	388	25,318	35,363
Adjusted EBITDA	$(90,976)	$125,102	$(7,907)	$—	$26,219
(1) We use income (loss) before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments, therefore, net loss and income tax benefit (expense) are calculated and presented only on a consolidated basis within our financial statements.
(2) Certain corporate items are not directly attributable to any of our segments, including the gain on the partial extinguishment of the 2021 Notes, interest income earned on our short-term investments included in Other income and interest costs on our convertible senior notes included in Interest expense.